UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2009

QUICK-MED TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27545	65-0797243
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

902 NW 4th Street Gainesville, Florida	32601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 835-2211

______________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Quick-Med Technologies, Inc. (“Registrant”, “we”, “our”, or “us”) from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 8.01 Other Events

The Registrant filed a press release on Thursday, February 26, 2009 announcing the special “de novo” clearance FDA effectiveness of its NIMBUS-treated gauzes.

A copy of the press release has been attached as an exhibit to this Form 8-K.

Item 9.01                                Financial Statements and Exhibits

(c)           Exhibits.

Exh. No.                                Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICK-MED TECHNOLOGIES, INC.
(Registrant)

Date: February 26, 2009
/s/ Nam H. Nguyen
Nam H. Nguyen, Chief Financial Officer